                                                    Filing Date - May 23rd, 1994
                                                   SEC File No. ________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

              Utah                           87-0227400
     ------------------------         -------------------------
     (State of Incorporation)         (I.R.S. Employer I.D. No.)

                            1380 Kennecott Building
                           Salt Lake City, Utah 84133
                               (801) 524-4787
                 ---------------------------------------------
                 (Address and telephone number of registrant's
                          principal executive offices)

         ZIONS BANCORPORATION KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
         -------------------------------------------------------------
                              (Full title of plan)

                                Gary L. Anderson
                              Zions Bancorporation
                            1380 Kennecott Building
                           Salt Lake City, Utah 84133
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (801) 524-4787
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
   Title of each class of                         Proposed maximum      Proposed maximum       Amount of
      securities to be          Amount to be       offering price          aggregate          registration
         registered              registered         per share(1)         offering price            fee
- --------------------------------------------------------------------------------------------------------------
Common Stock, No Par Value          20,364             $39.10                 $796,264            $274.57
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the high and low prices per share for the common stock of the registrant on May 20, 1994.





                               Page 1 of 16 Pages
                          Exhibit Index is at Page 13

PROSPECTUS



                              ZIONS BANCORPORATION

                 REOFFERS AND RESALES OF SHARES PURCHASED UNDER
                              ZIONS BANCORPORATION
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                 20,364 SHARES

                                  Common Stock
                              (without par value)



         Certain officers of Zions Bancorporation ("Zions" or the "Company") and its subsidiaries who have acquired shares (the "Shares") of the Common Stock without par value ("Common Stock") of Zions under the Zions Bancorporation Key Employee Incentive Stock Option Plan (the "Plan") are offering such shares for resale to the public hereby. The names of the persons offering the Shares (the "Selling Shareholders," and the number of the Shares offered by each person are set forth herein under the caption "Selling Shareholders."

         The sale of the Shares will be made from time to time in the over-the-counter market at prices current at the time of sale, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). No commissions other than usual brokerage commissions will be paid in connection with such sales.

         All proceeds of the sale of the Shares, less brokerage commissions, if any, will be received by the respective Selling Shareholders. The Company will not receive any of the proceeds from this offering.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                  The date of this Prospectus is May 23, 1994

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR IS IT SUCH AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.


                               TABLE OF CONTENTS

                                                                               PAGE
Available Information; Incorporation by Reference . . . . . . . . . . . . . . . 2
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . 4
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Indemnification of Directors and Officers . . . . . . . . . . . . . . . . . . . 6


                             AVAILABLE INFORMATION;
                           INCORPORATION BY REFERENCE

         Zions Bancorporation is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy and information statements and other information with the U.S. Securities and Exchange Commission ("Commission"). Information concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company as of particular dates is set forth in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: 219 South Dearborn Street, Chicago, Illinois 60604; 26 Federal Plaza, New York, New York 10007; and 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such materials can also be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549 at the prescribed rates.

         The Company hereby incorporates herein by reference its Annual Report on Form 10-K for the most recent fiscal year ended December 31 and its Proxy Statement for the most recent annual meeting of shareholders, the Annual Report to Shareholders which has been furnished in connection with the most recent annual meeting of shareholders, and all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to above. All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering made by this Prospectus, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof.

         The Company has filed a Registration Statement and amendments thereto with the Securities and Exchange Commission under the Securities Act of 1933. This Prospectus omits certain additional information contained in the Registration Statement filed with the SEC under the Securities Act of 1933, as amended, to which reference is hereby made.

         Upon written request, the Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto. Requests for such documents should be addressed to Gary L. Anderson, Senior Vice President, Zions Bancorporation, 1380 Kennecott Building, Salt Lake City, Utah 84133.


                              SELLING SHAREHOLDERS

         The following table sets for the name, position with the Company or subsidiary of the Company and number of shares of the Company's Common Stock owned as of May 9, 1994, together with the number of shares of proposed to be offered hereby by each of them, and the percent of class held by each of them assuming the sale of all of the shares offered hereby.

                                                     Amount Owned                       Percentage of
                                                       Prior to                          Class Owned
    Name                   Position                  Offering (1)          Offered      After Offering
    ----                   --------                  ------------          -------      --------------
Terry Bowns           Vice President,                     6,412             2,500             *
                      Branch Manager (2)

Kim Butters           Senior Vice President,              6,171             1,500             *
                      Retail Banking Regional
                      Manager (2)

Barbara Dynes         Vice President, Construction        2,329             1,000             *
                      Loan Manager (3)

Ed Felsing            Vice President, Public              6,510             2,500             *
                      Finance Municipal Bond
                      Manager (2)

James Fillmore        Retired Vice President (4)          1,527             1,500             *

David Fuhriman        Senior Vice President,              8,006             2,360             *
                      Retail Products
                      Administrator (2)

Brent Whitney         Vice President, Merchandise         4,578             2,500             *
                      Service Manager (2)

Paul Williams         Vice President, Construction        5,355             3,898             *
                      Loan Manager (5)

Larry Woodram         Former employee (2)                 5,935             2,606             *

 *   Less than 1% of outstanding shares.

(1)  Includes all shares held by the named person in the Zions
     Bancorporation Employee Stock Savings Plan and the Zions
     Bancorporation Employee Investment Savings Plan as of March 31, 1994.

(2)  Position with Zions First National Bank, a subsidiary of the Company.

(3)  Position with Nevada State Bank, a subsidiary of the Company.

(4)  Position with Zions Data Service Co., a subsidiary of the Company.

(5)  Position with Zions Mortgage Company, a subsidiary of the Company.


                                  THE COMPANY

         The Company is a multibank holding company organized under the laws of Utah in 1955, registered under the Bank Holding Company Act of 1956, as amended. The Company is the second largest bank holding company headquartered in Utah and provides a full range of banking and related services primarily in Utah, Nevada and Arizona. Its principal subsidiaries are banking subsidiaries which include Zions First National Bank, the second largest commercial banking organization in the State of Utah, Nevada State Bank, the sixth largest bank in Nevada, and Zions First National Bank of Arizona in Arizona.

         The Company conducts various other bank-related business activities through wholly-owned subsidiaries of the Company and Zions First National Bank. Zions Credit Corporation engages in lease origination and servicing operations in Utah, Nevada and Arizona. Zions Life Insurance Company underwrites as reinsurer credit-related life and disability insurance. Zions Insurance Agency, Inc., operates an insurance brokerage business which administers various credit-related insurance programs in Zions' subsidiaries and sells general lines of insurance. The Company's insurance subsidiaries offer customers a full range of insurance products through licensed agents. The products include credit life products, collateral protection products, life policies, homeowners policies, property and casualty policies, and commercial business owner type policies. Zions Data Service Company provides data processing services to all subsidiaries of the Company.

         Subsidiaries of Zions First National Bank include Zions Mortgage Company, which conducts a mortgage operation in Utah, Nevada and Arizona, and Zions Investment Securities, Inc., which provides discount investment brokerage services on a nonadvisory basis to both commercial and consumer customers.

         The Corporation's executive offices are located at 1380 Kennecott Building, Salt Lake City, Utah 84133. The telephone number is (801) 524-4787. The Corporation is publicly owned and its common stock is traded in the NASDAQ National Market System in the over-the-counter market under the ticker symbol "ZION."


                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The authorized capital stock of the Company consists of 33,000,000 shares, divided into 30,000,00 shares of common stock without par value and 3,000,000 shares of preferred stock, without par value. At May 9, 1994, 14,213,257 shares of Common Stock were outstanding.

         Dividend. Holders of Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available for the payment of dividends, but only if all dividends on any outstanding Preferred Stock for the then current period and all prior periods have been paid or provided for.

         Voting. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share equally and ratably in all assets available for distribution after payment of debts, liabilities and preferences, including the liquidation preferences, if any, of holders of any outstanding series of Preferred Stock.

         Other Matters. The Common Stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable thereto. Shares of Common Stock are fully paid and nonassessable and are traded in the over-the-counter market as a NASDAQ National Market System security. The transfer agent and registrar for shares of Common Stock is Zions First National Bank.

Preferred Stock

         Article VII of the Company's Articles of Incorporation authorizes the issuance of a single class of Preferred Stock consisting of 3,000,000 shares of Preferred Stock, without par value. At May 9, 1994, no shares of Preferred Stock were outstanding.

         The Board of Directors of the Company is expressly vested with the authority to determine, with respect to any class of Preferred Stock, the dividend rights (including rights as to cumulative, noncumulative or partially cumulative dividends) and preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any such class of Preferred Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares constituting such series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

         The Board of Directors of the Company is expressly vested with the authority to divide the Preferred Stock into series and to fix and determine the variations in the relative rights and preferences of the shares of Preferred Stock of any series so established, including, without limitation, the following:

         (i)     the rate of dividend;

         (ii) the price at and the terms and conditions on which shares may be redeemed;

         (iii) the amount payable upon shares in event of involuntary liquidation;

         (iv) the amount payable upon shares in event of voluntary liquidation;

         (v) sinking fund provisions for the redemption or purchase of shares;

         (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

         (vii) such other variations in the relative rights and preferences of such shares which at the establishment of such series are not prohibited by law.


                                 LEGAL MATTERS

         Callister, Duncan & Nebeker, Suite 800-Kennecott Building, Salt Lake City, Utah 84133, counsel to the Company, will render an opinion that the shares of common stock being offered hereby, when issued, will be fully paid and non-assessable under the Utah Business Corporation Act.

         Louis H. Callister, Jr. is a shareholder and Chairman of the Board of Directors of Callister, Duncan & Nebeker. Roy W. Simmons, David E. Simmons, Harris H. Simmons, I.J. Wagner and Louis H. Callister, Jr. serve as voting trustees of a voting trust which owed at February 28, 1994 1,144,488 shares, or approximately 8.06%, of the Company's outstanding common stock. Louis H. Callister, Jr., his wife and those children living with him own 86,150 shares which are all held in the voting trust. In addition, Mr. Callister owns beneficially 1,400 shares held in a self directed account in the Callister, Duncan & Nebeker Profit Sharing Retirement Plan, which are not held in the voting trust. Mark L. Callister, also a shareholder and director of Callister, Duncan & Nebeker and the son of Louis H. Callister, owns 3,674 shares which are held in the voting trust.

         The voting trust will expire on December 31, 1996, unless sooner terminated by a vote of two-thirds of the shares deposited under the voting trust. The voting trustees, three of the five of whom are directors of Zions Bancorporation and/or its subsidiaries, have exclusive voting rights with respect to the shares and have the further right to sell any or all of the shares after consultation with the beneficial owners as to their desires to such sale and the price thereof. The beneficial owners may transfer their voting trust certificates but are prohibited from selling any of the underlying shares held by the voting trustees.


                                    EXPERTS

         The consolidated financial statements of Zions Bancorporation as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, incorporated by reference, have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Part 9 of the Utah Revised Business Corporation Act (the "Corporation Act") contains provisions entitling directors and officers of the Company to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company. Indemnification under the Corporation Act is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under the Corporation Act in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he derived an improper personal benefit.

         The Company maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interest of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing arrangements, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Annual Report to shareholders for the year ended December 31, 1993 of Zions Bancorporation (the "Company") is hereby incorporated by reference.

        All documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1991 shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

        The securities offered pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Callister, Duncan & Nebeker, Suite 800-Kennecott Building, Salt Lake City, Utah 84133, counsel to the Company, will render an opinion that the shares of common stock being offered hereby, when issued, will be, to the extent representing previously unissued shares, fully paid and non-assessable under the Utah Business Corporation Act.

        Louis H. Callister, Jr. is a shareholder and Chairman of the Board of Directors of Callister, Duncan & Nebeker. Roy W. Simmons, David E. Simmons, Harris H. Simmons, I.J. Wagner and Louis H. Callister, Jr. serve as voting trustees of a voting trust which owed at February 28, 1994 1,144,488 shares, or approximately 8.06%, of the Company's outstanding common stock. Louis H. Callister, Jr., his wife and those children living with him own 86,150 shares which are all held in the voting trust. In addition, Mr. Callister owns beneficially 1,400 shares held in a self directed account in the Callister, Duncan & Nebeker Profit Sharing Retirement Plan, which are not held in the voting trust. Mark L. Callister, also a shareholder and director of Callister, Duncan & Nebeker and the son of Louis H. Callister, owns 3,674 shares which are held in the voting trust.

        The voting trust will expire on December 31, 1996, unless sooner terminated by a vote of two-thirds of the shares deposited under the voting trust. The voting trustees, three of the five of whom are directors of Zions Bancorporation and/or its subsidiaries, have exclusive voting rights with respect to the shares and have the further right to sell any or all of the shares after consultation with the beneficial owners as to their desires to such sale and the price thereof. The beneficial owners may transfer their voting trust certificates but are prohibited from selling any of the underlying shares held by the voting trustees.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Part 9 of the Utah Revised Business Corporation Act (the "Corporation Act") contains provisions entitling directors and officers of the Company to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company. Indemnification under the Corporation Act is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under the Corporation Act in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he derived an improper personal benefit.

        Mandatory indemnification is required under the Corporation Act for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of the Company. A court may order indemnification where mandatory under the Corporation Act or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to the Company or adjudged liable on the basis that he derived an improper personal benefit.

        Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his good faith belief that he has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under the Corporation Act. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

        The Company maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interest of the Company.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing arrangements, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Does not apply.

ITEM 8.  EXHIBITS

        The following is a list of exhibits filed as part of the Registration
Statement:


                    Exhibit No.
               (Per Regulation S-K,
                   Exhibit Table)                     Exhibit
               --------------------                   -------
                         5                  Opinion Regarding Legality
                                            of Callister, Duncan & Nebeker

                       24(a)                Consent of KPMG Peat Marwick

                       24(b)                Consent of Callister, Duncan & Nebeker

ITEM 9.  UNDERTAKINGS

        The undersigned hereby undertakes:

(1)      (a)     To file, during any period in which offers or sales are being made, a post effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

         (c) To remove from registration by means of a most effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) The Registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.





                     (This Space Intentionally Left Blank)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 23rd day of May, 1994.

                                        ZIONS BANCORPORATION


                                        By    /s/ Harris H. Simmons
                                           ----------------------------
                                           Harris H. Simmons, President
                                           and Chief Executive Officer

                               Power of Attorney

         Each person whose signature appears below hereby constitutes and appoints Harris H. Simmons and Gary L. Anderson, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution for him in his name, place, and stead, in any and all capacities to sign any and all pre-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of May, 1994.


        /s/ Harris H. Simmons                       /s/ Gary L. Anderson
- -------------------------------------     --------------------------------------
Harris H. Simmons, President, Chief             Gary L. Anderson, Secretary,
  Executive Officer, and Director                Senior Vice President, and
                                                   Chief Financial Officer


         /s/ Roy W. Simmons                         /s/ Walter E. Kelly
- -------------------------------------     --------------------------------------
Roy W. Simmons, Chairman and Director           Walter E. Kelly, Controller


- -------------------------------------
      Jerry C. Atkin, Director


- -------------------------------------     --------------------------------------
    Grant R. Caldwell, Director                    L.E. Simmons, Director


         /s/ R. D. Cash                               /s/ I.J. Wagner
- -------------------------------------     --------------------------------------
      R. D. Cash, Director                         I.J. Wagner, Director


                                                   /s/ Dale W. Westergard
- -------------------------------------     --------------------------------------
      Roger B. Porter, Director                 Dale W. Westergard, Director


        /s/ Robert G. Sarver
- -------------------------------------
     Robert G. Sarver, Director

                                 EXHIBIT INDEX

                              ZIONS BANCORPORATION

           ZIONS BANCORPORATION EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                    FORM S-8



                    Exhibit No.                                                        Sequentially
               (Per Regulation S-K,                                                      Numbered
                 Exhibit Table)                      Exhibit                               Page
               --------------------                  -------                           ------------
                         5                  Opinion Regarding Legality
                                            of Callister, Duncan & Nebeker

                       24(a)                Consent of KPMG Peat Marwick

                       24(b)                Consent of Callister, Duncan & Nebeker

                                   Exhibit 5

           OPINION REGARDING LEGALITY OF CALLISTER, DUNCAN & NEBEKER




                                  May 23, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Registration and Issuance of Zions Bancorporation Common Stock Received under Key Employee Incentive Stock Option Plan for Resale

Gentlemen:

         This Firm has acted as counsel to Zions Bancorporation, a Utah corporation (the "Company"), in connection with its registration of 20,364 shares of its common stock without par value (the "Shares") for resale by persons who received the Shares under the Zions Bancorporation Key Employee Incentive Stock Option Plan.

         In connection with this representation, we have examined the original, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Utah; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.

2. The Shares are duly and validly issued and fully paid and nonassessable; and the shareholders of Zions Bancorporation have no pre-emptive rights to acquire additional shares in respect of the Shares.


                                                   Sincerely yours,

                                                   CALLISTER, DUNCAN & NEBEKER

                                 Exhibit 24(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Zions Bancorporation:


We consent to the reference to our firm under the caption "Experts" in Zions Bancorporation's Registration Statement (Form S-8) pertaining to the Zions Bancorporation Key Employee Incentive Stock Option Plan, and to the incorporation by reference therein of our report dated January 25, 1994 relating to the consolidated financial statements of Zions Bancorporation as of December 31, 1993 and 1992 and for each of the years in the three year period then ended, which report appears in the December 31, 1993 Annual Report on Form 10-K of Zions Bancorporation. Our report refers to changes in methods of accounting relating to the adoption of provisions of the Financial Accounting Standards Boards' Statements of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, No. 109, Accounting for Income Taxes, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                                   KPMG Peat Marwick


Salt Lake City, Utah
May 23, 1994

                                 Exhibit 24(b)

                     CONSENT OF CALLISTER, DUNCAN & NEBEKER




                                  May 20, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re: Registration and Issuance of Zions Bancorporation Common Stock Received under Key Employee Incentive Stock Option Plan for Resale

        This Firm has acted as counsel to Zions Bancorporation, a Utah corporation (the "Company"), in connection with its registration of 20,364 shares of its common stock without par value (the "Shares") for resale by persons who received the Shares under the Zions Bancorporation Key Employee Incentive Stock Option Plan.

        We hereby consent to the use of our name in the Prospectus forming a part of the Registration Statement to which this letter is attached as an Exhibit, and therein being disclosed as counsel to the Company in this matter.

                                                  Sincerely yours,

                                                  CALLISTER, DUNCAN & NEBEKER